UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 15, 2019

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PTX	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on April 30, 2019, Pernix Therapeutics Holdings, Inc. (the “Company”) and certain of its subsidiaries (together, the “Sellers”) completed the sale of substantially all of their assets (the “Asset Sale”) to Currax Holdings LLC (f/k/a Phoenix Top Holdings LLC), an entity formed by affiliates of Highbridge Capital Management (in such capacity, the “Purchaser”), pursuant to the Amended and Restated Asset Purchase Agreement, dated as of April 15, 2019 among the Sellers and the Purchaser.

Following consummation of the Asset Sale, on May 15, 2019, John A. Sedor, chairman of the Board of Directors of the Company (the “Board”) and Chief Executive Officer of the Company, resigned from the Board and his position as Chief Executive Officer of the Company, effective May 15, 2019.

Following consummation of the Asset Sale, on May 15, 2019, Glenn Whaley resigned from his position as Vice President of Finance, Principal Accounting Officer and Corporate Controller of the Company, effective May 15, 2019.

Item 8.01	Other Events.

On May 15, 2019, Garineh Dovletian was appointed as Wind Down Officer of the Company, a position with the authority necessary to wind down the business and affairs of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: May 21, 2019	By:	/s/ Garineh Dovletian
Garineh Dovletian
Wind Down Officer